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                                                                 Exhibit T3A-77.

                               STATE OF CALIFORNIA

                           SECRETARY OF STATE'S OFFICE

                              CORPORATION DIVISION

I, TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

         IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

                                                     Sept. 20, 1994

                                                     /s/ Tony Miller
                                                     ---------------------------
                                                     Tony Miller
                                                     Acting Secretary of State

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                                                                 Exhibit T3A-77.

                            ARTICLES OF INCORPORATION
                                       OF
                          PACIFIC WOOD SERVICES COMPANY

         One:     The name of this corporation is:

                  PACIFIC WOOD SERVICES COMPANY

         Two:     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         Three:   The name and address in the State of California of this
corporation's initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:

                           Stephen J. Skuris
                           633 West Fifth Street
                           Suite 5200
                           Los Angeles, CA 90071-2006

         Four:    The corporation is authorized to issue only one class of
shares of stock; and the total number of shares which this corporation is authorized to issue is One Thousand (1,000).

         Five:    The liability of the directors of this corporation for
monetary damages shall be eliminated to the fullest extent permissible under California law.

         Six:     The corporation is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the General Corporation Law of California) to the fullest extent permissible under California law.

                                               Dated:   September 16, 1994

                                               /S/ Stephen J. Skuris
                                               ---------------------------------
                                               Stephen J. Skuris,
                                               Incorporator

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                                                                 Exhibit T3A-77.

                               STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE

                     STATEMENT BY DOMESTIC STOCK CORPORATION

1.       PACIFIC WOOD SERVICES COMPANY

         ID#01913008

THE CALIFORNIA CORPORATION NAMED HEREIN, MAKES THE FOLLOWING STATEMENT:

2.       40 LANE ROAD

2A.      FAIRFILED, N.J.

2B.      07075-2615

3.       -

3A.      CA

3B.      --

4.       40 LANE ROAD ROOM CN-2615

4A.      FAIRFIELD, N.J.

4B.      07075-2615

THE NAMES OF THE FOLLOWING OFFICERS ARE:

5.       R. RICHARD ABLON

5A.      2 PENN PLAZA

5B.      NEW YORK, NEW YORK

5C.      10121

6.       JEFFREY HOROWITZ

6A.      40 LANE ROAD

6B.      FAIRFIELD, N.J.

6C.      07075-+2615

7.       WILLIAM WHITMAN

7A.      40 LANE ROAD

7B.      FAIRFIELD, N.J.

7C.      07075-2615

INCUMBENT DIRECTORS, INCLUDING DIRECTORS WHO ARE ALSO

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                                                                 Exhibit T3A-77.

OFFICERS:

8.       R. RICHARD ABLON

8A.      2 PENN PLAZA

8B.      NEW YORK, NEW YORK

8C.      10121

9.       SCOTT G. MAKIN

9A.      40 LANE ROAD

9B.      FAIRFIELD, N.J.

9C.      07075-2615

10.      BRUCE W. STONE

10A.     40 LANE ROAD

7B.      FAIRFIELD, N.J.

7C.      07075-2615

11.      -

DESIGNED AGENT FOR SERVICE OF PROCESS

12. Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service 01592199

13.      --

14.      ENERGY RESOURCES

15.      /S/ JEFFREY R. HOROWITZ, Secretary, 11/03/97

16.      --

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